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                                                                   EXHIBIT 10.22

                               VERTEL CORPORATION

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement") is dated as of January 1, 2002
                                     ---------
by and between E. Carey Walters ("Officer") and Vertel Corporation (the
                                  -------
"Company").
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     1.   Term of Agreement.
          -----------------

          (a)  Term. This Agreement will commence on the date hereof and
               ----
continue until termination of the Agreement as provided for in Sections 1(b) or 5 below; provided however that the parties may terminate this Agreement by mutual written agreement at any time. The first year of this Agreement shall be referred to herein as the "Original Term."
                           -------------

          (b)  Change of Control. The parties have previously entered into a
               -----------------
Retention Agreement dated January 1, 2002 (the "Retention Agreement") intended
                                                -------------------
to provide certain benefits to Officer if his or her employment is terminated under certain circumstances following a Change of Control (as defined in the Retention Agreement) of the Company. This Agreement governs any termination of Officer's employment that occurs prior to a Change of Control and any successor to the Company will be obligated to perform the Company's obligations hereunder as provided in Section 11 below. This Agreement terminates in its entirety upon a Change of Control and the Retention Agreement governs any termination of Officer's employment that occurs on or following a Change of Control.

     2.   Duties.
          ------

          (a)  Position. Officer will be employed as Senior Vice President,
               --------
Strategic Alliances of the Company, and as such will report to the Chief Executive Officer.

          (b)  Obligations to the Company. Officer agrees to the best of his or
               --------------------------
her ability and experience that he or she will, to the reasonable satisfaction of the Company, at all times loyally and conscientiously perform all of the duties and obligations required of him or her pursuant to the terms of this Agreement. Officer will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Officer's employment.

     3.   At-Will Employment. The Company and Officer acknowledge that Officer's
          ------------------
employment is and will continue to be at-will, as defined under applicable law, and that Officer's employment with the Company may be terminated by either party at any time for any or no reason. If Officer's employment terminates for any reason, Officer will not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Chief Executive Officer on behalf of the Company.

     4.   Compensation and Benefits. Officer's compensation will be as
          -------------------------
determined from time to time by the Chief Executive Officer. Officer will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Officer will be eligible for vacation and sick leave in accordance with the Company's policies in effect from time to time and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

     5.   Termination of Employment and Severance Benefits.
          ------------------------------------------------

          (a)  Termination of Employment. Officer's employment and this
               -------------------------
Agreement may be terminated upon the occurrence of any of the following events:

               (i) The Company's determination in good faith that it is terminating Officer for Cause (as defined in Section 6(a) below) ("Termination
                                                                   -----------
for Cause");
---------

               (ii)  The Company's determination that it is terminating Officer without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");
                                                  -------------------------

               (iii) The effective date of a written notice sent to the Company from Officer stating that Officer is electing to terminate his or her employment with the Company ("Voluntary Termination");
                   ---------------------

               (iv) A change in Officer's status such that a Constructive Termination (as defined in Section 6(b) below) has occurred; or

               (v) As a result of Officer's death or Disability (as defined in Section 6(c) below).

          (b)  Severance Benefits. Officer will be entitled to receive severance
               ------------------
benefits upon termination of employment only as set forth in this Section 5(b):

               (i)   Voluntary Termination. If Officer's employment terminates
                     ---------------------
by Voluntary Termination, then Officer will not be entitled to receive payment of any severance benefits. Officer will receive payment(s) for all salary and unpaid vacation accrued as of the date of Officer's termination of employment and Officer's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii)  Involuntary Termination during Original Term. Subject to
                     --------------------------------------------
Sections 7 and 8 below, if Officer's employment is terminated under Section 5(a)(ii) or 5(a)(iv) above (such termination, an "Involuntary Termination"),
                                                  -----------------------
Officer will be entitled to receive payment of severance benefits only as set forth in this Section 5(b)(ii).

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                     (A)  Salary Continuance. If Officer experiences an
                          ------------------
Involuntary Termination during the Original Term, Officer will be entitled to receive an amount equal to his or her regular monthly salary (subject to any applicable tax withholding) as of the time of termination for twelve (12) months following such termination (the "Original Term Severance Period"). If Officer
                                 ------------------------------
experiences an Involuntary Termination during any period of the Agreement following the Original Term, Officer will be entitled to receive an amount equal to his or her regular monthly salary as of the time of termination for six (6) months following such termination (the "Subsequent Term Severance Period" and
                                        --------------------------------
together with the Original Term Severance Period, the "Applicable Severance
                                                       --------------------
Period"). Such payments will be made during the Applicable Severance Period on
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normal Company payroll paydays.

                     (B)  Pro-Rated Quarterly Bonus. Officer will also be
                          -------------------------
entitled to receive payment within two weeks of the date of termination of the pro-rated portion of any target quarterly bonus accrued to Officer through such date of termination, as determined by the Chief Executive Officer based on the specific corporate or individual performance targets for such quarter.

                     (C)  Other Benefits. In the event Officer elects to obtain
                          --------------
medical and dental insurance benefit continuation pursuant to COBRA and completes the necessary documentation, the Company will pay Employee's COBRA premiums, less the premium Officer paid while an employee of Company, for continuation of Officer's current group medical and dental insurance coverage through the Applicable Severance Period. In the event Officer desires to continue such COBRA coverage after the Applicable Severance Period, all premiums for such coverage will be paid by Officer.

               (iii) Termination for Cause. If Officer's employment is
                     ---------------------
terminated for Cause, then Officer will not be entitled to receive payment of any severance benefits. Officer will receive payment(s) for all salary and unpaid vacation accrued as of the date of Officer's termination of employment and Officer's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (iv)  Termination by Reason of Death or Disability. In the event
                     --------------------------------------------
that Officer's employment with the Company terminates as a result of Officer's death or Disability (as defined in Section 6(c) below), Officer or Officer's estate or representative will receive all salary and unpaid vacation accrued as of the date of Officer's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Officer's estate or representative will receive the pro-rated portion of any target quarterly bonus accrued to Officer through such date of termination, as determined by the Chief Executive Officer based on the specific corporate or individual performance targets for such quarter.

     6.   Definitions. For purposes of this Agreement, the following definitions
          -----------
will apply:

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          (a)  "Cause" for Officer's termination will exist if the Company
                -----
terminates Officer's employment for any of the following reasons: (i) Officer's willful failure substantially to perform his or her duties hereunder (other than any such failure due to Officer's physical or mental illness), and such willful failure is not remedied within 10 business days after written notice from the Chief Executive Officer, which written notice shall state that failure to remedy such conduct may result in Termination for Cause, (ii) Officer's engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates, (iii) Officer's conviction of or entering a plea of guilty or nolo contender to a crime that constitutes a felony, or (iv) Officer's willful breach of any of his or her obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates and such willful breach is not remedied within 10 business days after written notice from the Chief Executive Officer, which written notice shall state that failure to remedy such conduct may result in Termination for Cause.

          (b)  "Constructive Termination" will be deemed to occur if Officer
                ------------------------
voluntarily resigns within 30 days following (i) a material reduction in Officer's job responsibilities, it being understood that a mere change in title alone shall not constitute a material reduction in job responsibilities, (ii) without Officer's prior written approval, the Company requires Officer to relocate to a facility or location more than 50 miles from the Company's current location, it being understood that required travel on the Company's business to an extent consistent with Officer's job responsibilities does not constitute Constructive Termination, or (iii) a reduction in Officer's then-current base salary, except that an across-the-board reduction in the salary level of all of the Company's executive officers in the same percentage amount as part of a general salary level reduction shall not constitute Constructive Termination.

          (c)  "Disability" will mean that Officer has been unable to perform
                ----------
his or her duties hereunder as the result of his or her incapacity due to physical or mental illness, and after its commencement such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Officer or to Officer's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     7.   Confidentiality Agreement; Breach of Confidentiality Provisions.
          ---------------------------------------------------------------
Officer will sign, or has signed, a Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement") substantially in the form
                           -------------------------
attached hereto as Exhibit A. Officer hereby represents and warrants to the
                   ---------
Company that he or she has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement will survive any termination of this Agreement or of Officer's employment relationship with the Company. Officer acknowledges that upon breach of the confidentiality provisions contained in this Section 7, the Company would sustain irreparable harm from such breach, and, therefore, Officer agrees that in addition to any other remedies which the Company may have under this Agreement, the Confidentiality Agreement or otherwise, the Company will be entitled to obtain equitable relief, including specific performance and injunctions, restraining him or her from committing or continuing any such violation of this Agreement or the

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Confidentiality Agreement. Officer further agrees that upon his or her material or intentional breach of any of the provisions of this Section 7 and following written notice of such breach by the Company to Officer and an opportunity to cure such breach within 5 business days where such breach may be cured, in addition to any other remedies the Company may have, the Company's obligations to provide payments and benefits to Officer as described in Section 5(b) of this Agreement will immediately terminate and, to the extent payments and benefits have already been paid to Officer at the time of a breach occurring within the Applicable Severance Period in a lump sum relating to the entire Applicable Severance Period, the Company will have the right to recover from Officer the value, in cash, of such payments or benefits that relate to the portion of the Applicable Severance Period beginning on the date of breach and ending on the termination of the Applicable Severance Period.

     8.   Noncompetition and Nonsolicitation Covenants; Breach of Agreement.
          -----------------------------------------------------------------

          (a)  Noncompetition and Nonsolicitation Covenants. In consideration
               --------------------------------------------
for the Company's entering into this Agreement and for the payment of any benefits hereunder, Officer hereby agrees that he or she will not, during the term of his or her employment pursuant to this Agreement and the Applicable Severance Period, if any, do any of the following without the prior written consent of the Chief Executive Officer:

               (i)   Compete. Carry on any business or activity (whether
                     -------
directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by the Company (as conducted now or during the term of Officer's employment), nor engage in any other activities that conflict with Officer's obligations to the Company.

               (ii)  Solicit Business. Solicit or influence or attempt to
                     ----------------
influence any client, customer or other person either directly or indirectly, to direct his, her or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

               (iii) Solicit Personnel. Solicit or influence or attempt to
                     -----------------
influence any person or entity employed or engaged as a consultant by the Company to terminate or otherwise cease his, her or its employment or consulting relationship with the Company or become an employee or consultant of any competitor of the Company. This Section 8(a)(iii) is to be read in conjunction with Section 9 of the Vertel Employee Proprietary Information and Inventions Agreement ("Confidentiality Agreement") executed by Officer.
            -------------------------

          (b)  Breach of Noncompetition and Nonsolicitation Provisions. Officer
               -------------------------------------------------------
acknowledges that the Company's entering into this Agreement and committing to make any payments required hereunder represents consideration for Officer's agreement to abide by the restrictions set forth in Section 8(a). Nothing in this Agreement shall prohibit Officer from engaging in any action or activity prohibited under Section 8(a)(i), (ii) or (iii) above during the term of employment or the Applicable Severance Period (a "Prohibited Activity");
                                                  -------------------
provided however that if Officer chooses to engage in a Prohibited Activity, Officer agrees that he or she will forego any payments or benefits to which he or she would otherwise have been entitled

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hereunder from and following the date of, or the date of commencement of, the
Prohibited Activity (such date, the "Prohibited Activity Date") and, to the
                                     ------------------------
extent payments and benefits have already been paid to Officer in a lump sum relating to the entire Applicable Severance Period as of the Prohibited Activity Date, Officer agrees to return to the Company the value, in cash, of any such payments or benefits that relate to the period beginning on the Prohibited Activity Date and ending on the termination of the Applicable Severance Period.

     9.    Conflicts. Officer represents that his or her performance of all the
           ---------
terms of this Agreement will not breach any other agreement to which Officer is a party. Officer has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Officer further represents that he or she is entering into or has entered into an employment relationship with the Company of his or her own free will and that he or she has not been solicited as an employee in any way by the Company.

     10.   Release. In consideration for the Company's entering into this
           -------
Agreement and as a condition to receipt of any benefits to which Officer may be entitled under Section 5(b) above, Officer agrees that upon his or her termination of employment with the Company, he or she will execute an agreement in a form acceptable to the Company pursuant to which Officer will agree to release the Company and its officers, agents and successors from claims related to or arising from Officer's employment relationship with the Company that occurred through and including the date of termination of employment.

     11.   Successors. Any successor to the Company (whether direct or indirect
           ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets will assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Officer's rights hereunder will inure to the benefit of, and be enforceable by, Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12.   Entire Agreement. This Agreement, including any Exhibits hereto,
           ----------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The entering into by the parties of this Agreement does not supersede, replace, invalidate the effectiveness of, amend or otherwise alter the Retention Agreement and it is the intent of the parties that the Retention Agreement shall remain in full force and effect following execution of this Agreement.

     13.   Miscellaneous Provisions.
           ------------------------

          (a)   No Duty to Mitigate. Officer will not be required to mitigate
                -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, will any such payment be reduced by any earnings that Officer may receive from any other source.

           (b)  Amendments and Waivers. Any term of this Agreement may be
                ----------------------
amended or waived only with the written consent of the parties.

           (c)  Notices. Any notice required or permitted by this Agreement will
                -------
be in writing and will be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

           (d)  Choice of Law. The validity, interpretation, construction and
                -------------
performance of this Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

           (e)  Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

           (f)  Counterparts. This Agreement may be executed in counterparts,
                ------------
each of which will be deemed an original, but all of which together will constitute one and the same instrument.

           (g)  Arbitration. Any dispute or claim arising out of or in
                -----------
connection with this Agreement will be finally settled by binding arbitration in Los Angeles County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator will apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 13(h) will not apply to the Confidentiality Agreement.

           (h)  Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
                -----------------
THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

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         The parties have executed this Agreement the date first written above.

                                   VERTEL CORPORATION


                                   By: /s/ Marc E. Maassen

                                   Title:  President and Chief Executive Officer
                                           -------------------------------------

                                   Address:  21300 Victory Blvd., #700
                                             Woodland Hills, CA 91367



                                   NAME

                                   Signature: /s/ E. Carey Walters

                                   Address: ____________________________________

                                            ____________________________________

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                                    EXHIBIT A
                                    ---------

                  VERTEL EMPLOYEE PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT

                                      -9-